                                                                     EXHIBIT 4.5

                      FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") dated as of March 31, 1997 (the "First Amendment Effective Date") is made and entered into by and among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually, and as Administrative Agent and CREDIT SUISSE FIRST BOSTON, individually, and as Documentation Agent and the other financial institutions signatories hereto.


                             INTRODUCTORY STATEMENT
                             ----------------------

     The Company has entered into a credit agreement dated as of June 21, 1996, among the Company, Texas Commerce Bank National Association, individually, as an Issuing Bank and as Administrative Agent, Credit Suisse First Boston (formerly known as Credit Suisse), individually, as an Issuing Bank and as Documentation Agent, and the financial institutions parties thereto, as amended by the First Amendment to Credit Agreement (the "First Amendment") dated as of
January 31, 1997 (as amended by the First Amendment and otherwise, the "Original Credit Agreement").

     The parties to the Original Credit Agreement and the parties to that certain Credit Agreement dated as of January 31, 1997, by and among the Company, Texas Commerce Bank National Association, individually, and as Administrative Agent, Credit Suisse First Boston, individually, and as Documentation Agent, and the financial institutions parties thereto (the "Credit Agreement") have entered into an Intercreditor Agreement dated as of January 31, 1997 (the "Intercreditor Agreement") pursuant to which the parties thereto agreed to share the proceeds of prepayments of term loans made by the Company in accordance with the terms thereof.

     The Company intends to issue at least $150,000,000 of additional senior subordinated notes and will use the proceeds of such senior subordinated notes to voluntarily prepay Loans pursuant to Section 2.10(b) of the Credit Agreement and Section 3.02(b) of the Intercreditor Agreement.

     The Company has requested an increase in the Revolving Credit Commitments under the Original Credit Agreement in an aggregate amount not to exceed $25,000,000.

     The Company has requested that certain covenants in the Credit Agreement be modified and amended.

     The Company, the Administrative Agent, the Documentation Agent, the Subsidiary Guarantors and the Lenders have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended.

                                   AGREEMENT

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning assigned such terms in the Credit Agreement.

     Section 2. Amendments to the Credit Agreement. On and after satisfaction of the conditions set forth in Section 3 below, the Credit Agreement shall be amended as follows:

     (a) The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

                "Additional Senior Subordinated Notes" shall mean the additional senior subordinated notes issued pursuant to the Additional Senior Subordinated Notes Indenture, as amended, in an amount of at least $150,000,000 issued by the Company.

                "Additional Senior Subordinated Notes Indenture" shall mean that certain Sterling Chemicals, Inc. $150,000,000 Senior Subordinated Notes Due 2007 Indenture with Fleet National Bank, as Trustee.

                "First Amendment" shall mean the First Amendment to Credit Agreement dated as of March 31, 1997, among the Company, the Administrative Agent, the Documentation Agent and the Lenders.

                "First Amendment Effective Date" shall mean March 31, 1997.

                "Senior Debt" shall mean, as to any Person, all Funded Indebtedness of such Person, less any subordinated Indebtedness with terms of subordination substantially similar to the terms of subordination of the Senior Subordinated Notes and the Additional Senior Subordinated Notes.

                "Senior Debt Leverage Ratio" shall mean, on any day, the ratio of (a) Senior Debt of the Company and its Subsidiaries on a consolidated basis as of the date of determination to (b) EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination.

     (b) The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                "Agreement" shall mean this Credit Agreement, as amended by the First Amendment to Credit Agreement and as further amended, modified or supplemented.

                "Cumulative Retained Cash Flow" shall mean an amount equal to the difference of (a) Retained Cash Flow for all then previous Fiscal Years, on a cumulative basis, minus (b) Designated Retained Cash Flow Usage, on a cumulative basis, in each case from the date that is the first day to occur after the next occurring principal payment required pursuant to Section 2.05(a) after giving effect to the application of the prepayment by the Company of the proceeds of the Additional Senior Subordinated Notes pursuant to Section 2.10(b). For the period beginning on August 22, 1996 and ending on the date that is the first day to occur after the next occurring principal payment required pursuant to Section 2.05(a) after giving effect to the application of the prepayment by the Company of the proceeds of the Additional Senior Subordinated Notes pursuant to Section 2.10(b), the Cumulative Retained Cash Flow shall equal zero.

     (c) Section 2.10(a) of the Credit Agreement is hereby amended by adding a new clause (v) to read in its entirety as follows:

               (v) Prior to the date that is the first day to occur after the next occurring principal payment required pursuant to Section 2.05(a) after giving effect to the application of the prepayment by the Company of the proceeds of the Additional Senior Subordinated Notes pursuant to
         Section 2.10(b), the Company shall use its Retained Cash Flow to prepay or repay first the outstanding Revolving Credit Loans and second to prepay the Combined Term Loans, such prepayments to be applied as provided in Section 2.10(a)(iv).

     (d) Section 2.10(b) of the Credit Agreement is hereby amended by inserting the following proviso in the fifth sentence of such Section immediately after the words "respective installments of principal thereof" as they appear in clause (i)(A)(y) of such sentence in such Section:

          "; provided, however, that with respect to the proceeds of the Additional Senior Subordinated Notes received by the Administrative Agent as a prepayment by the Company pursuant to this Section 2.10(b), 50% of such proceeds shall be applied pro rata to scheduled amortization payments of the Original Tranche A Term Loans, the Original Tranche B Term Loans and the Loans in the order of maturity thereof and the balance of such proceeds shall be applied pro rata to the respective remaining installments of principal thereof."

     (e) Section 5.03(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(a) Interest Coverage Ratio. Maintain an Interest Coverage Ratio of not less than the ratio for each Rolling Period indicated below:

               Each Rolling Period ending                    Ratio

               December 31, 1996                              1.75
               March 31, 1997                                 1.75
               June 30, 1997                                  1.75
               September 30, 1997                             1.50

               Each Rolling Period during
               the Fiscal Year ending                        Ratio

               September 30, 1998                             1.35

               Each Rolling Period ending                    Ratio

               December 31, 1998                              1.50
               March 31, 1999                                 1.50
               June 30, 1999                                  2.25
               September 30, 1999                             2.25

               Each Rolling Period                           Ratio
               thereafter                                     2.50"

     (f) Section 5.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(c) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than the ratio for each Rolling Period indicated below:


               Each Rolling Period during
               the period beginning January 1,               Ratio
               1997 through September 30, 1997                1.05

               The Rolling Period ending                     Ratio
               December 31, 1997                              1.00

               Each Rolling Period during
               the period beginning January 1,               Ratio
               1998 through September 30, 1998                1.05

               Each Rolling Period during
               the period beginning October 1,               Ratio
               1998 through September 30, 1999                1.10

               Each Rolling Period during
               the Fiscal Years ending                       Ratio

               September 30, 2000                             1.15
               September 30, 2001                             1.20

               Each Rolling Period                           Ratio
               thereafter                                    1.20"

     (g) Section 5.03(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(d) Leverage Ratio. Maintain a Leverage Ratio of not greater than the ratio for each Rolling Period indicated below:

               Each Rolling Period ending                    Ratio

               December 31, 1996                              5.25
               March 31, 1997                                 6.35
               June 30, 1997                                  7.00
               September 30, 1997                             7.00
               December 31, 1997                              7.00
               March 31, 1998                                 7.00
               June 30, 1998                                  7.00
               September 30, 1998                             7.00
               December 31, 1998                              6.50
               March 31, 1999                                 6.00
               June 30, 1999                                  4.50
               September 30, 1999                             4.50

               Each Rolling Period during
               the Fiscal Years ending                       Ratio

               September 30, 2000                             4.00
               September 30, 2001                             3.50
               September 30, 2002                             3.00

               Each Rolling Period                           Ratio
               thereafter                                     3.00"

     (h) Section 5.03 of the Credit Agreement is hereby amended by adding a new clause (e) to such Section to read in its entirety as follows:

          "(e) greater than the ratio for each Rolling Period indicated below:


               Each Rolling Period ending                    Ratio

               March 31, 1997                                 3.50
               June 30, 1997                                  3.50
               September 30, 1997                             3.50
               December 31, 1997                              3.50
               March 31, 1998                                 3.25
               June 30, 1998                                  3.25
               September 30, 1998                             3.25

               Each Rolling Period during
               the Fiscal Years ending                       Ratio

               September 30, 1999                             3.00
               September 30, 2000                             3.00
               September 30, 2001                             3.00
               September 30, 2002                             3.00

               Each Rolling Period                           Ratio
               thereafter                                     3.00"


     (i)  Section 5.04(a) of the Credit Agreement is hereby amended:

          (i) by amending clause (xi) of such Section to read in its entirety as follows:

               (i) Indebtedness under the Original Credit Agreement in the principal amount not to exceed the sum of the outstanding Original Term Loans and the Revolving Credit Commitments (as defined in the Original Credit Agreement) less the aggregate amount of permanent reductions of the Revolving Credit Commitments and payments or prepayments of the Original Term Loans;

          (ii) by deleting the word "and" at the end of clause (x) of such Section, by changing the period at the end of clause (xi) to read "; and" and by adding the following new clause (xii) to read in its entirety as follows:

               (xii) Indebtedness evidenced by the Additional Senior Subordinated Notes.

     (j) Sections 5.04(p)(i), (ii) and (iii) of the Credit Agreement are hereby amended in their entirety as follows:

          (i) Amend, modify, or waive any covenant contained in the Senior Subordinated Notes, the Additional Senior Subordinated Notes, the Senior Subordinated Notes Indenture or the Additional Senior Subordinated Notes Indenture if the effect of such amendment, modification, or waiver would be to make the terms of the Senior Subordinated Notes, the Additional Senior Subordinated Notes, the Senior Subordinated Notes Indenture or the Additional Senior Subordinated Notes Indenture materially more onerous to the Company;

          (ii) Amend, modify, or waive any provision of the Senior Subordinated Notes, the Additional Senior Subordinated Notes, the Senior Subordinated Notes Indenture or the Additional Senior Subordinated Notes Indenture which
     (A) subjects the Company to any additional material obligation, (B) increases the principal of or rate of interest on any Senior Subordinated Note or any Additional Senior Subordinated Note, (C) accelerates the date fixed for any payment of principal or interest on any Senior Subordinated Note or any Additional Senior Subordinated Note, (D) would change the percentage of holders of such Senior Subordinated Notes or such Additional Senior Subordinated Notes required for any such amendment, modification, or waiver from the percentage required on the Effective Date, or (E) relates to the subordination provisions thereof; or

          (iii) make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, any part of the Senior Subordinated Notes or the Additional Senior Subordinated Notes.

     (k) Section 6.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

          Section 6.16 Senior Indebtedness. The Senior Subordinated Notes or the Additional Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Lender Indebtedness, as provided in the Senior Subordinated Notes Indenture and Additional Senior Subordinated Notes Indenture or the Company, any Affiliate of the Company, the trustee in respect of the Senior Subordinated Notes or the Additional Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes or the Additional Senior Subordinated Notes shall so assert in writing;

       Section 3. Effectiveness of Amendments Contained in Section 2 of this First Amendment. If, but only if, the Administrative Agent has received as a prepayment from the Company pursuant to the provisions of Section 2.10(b) of the Credit Agreement the proceeds of the Additional Senior Subordinated Notes in an aggregate principal amount equal to at least $150,000,000, then shall all the amendments contained in Section 2 hereof become effective. If the Administrative Agent does not receive such prepayment from the Company then the amendments contained in Section 2 of this First Amendment shall be of no force and effect whatsoever.

     Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Financing Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Financing Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Financing Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

       Section 5. Conditions Precedent and Effectiveness.  This First
Amendment shall not be effective until: (a) this First Amendment has been executed and delivered by the Required Lenders; (b) a certified copy of the resolutions of the Board of Directors of the Company dated as of the First Amendment Effective Date has been delivered to the Administrative Agent, such resolutions approving, the prepayment described in Section 3 of this First Amendment, the Additional Senior Subordinated Notes, this First Amendment, the Second Amendment to Original Credit Agreement, and all other documents, if any, to which the Company is a party and evidencing corporate authorization with respect to such documents; (c) the delivery of an opinion of counsel from Andrews & Kurth L.L.P., addressed to each of the Agents and the Lenders and covering such other matters as any Administrative Agent or the Lenders may reasonably request; and
(d) the execution and delivery of this First Amendment by the Subsidiary Guarantors and the Company.

      Section 6. Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this First Amendment, each of the representations and warranties made by the Company and the Subsidiary Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the First Amendment Effective Date, as if made on and as of such date.

      Section 7. No Default. No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

     Section 8. Approval of Revolving Credit Commitment Increase under Original Credit Agreement. Each of the Company, the Administrative Agent, the Documentation Agent and the Lenders signatories hereto hereby approve and consent to the increase in the Original Lenders' Revolving Credit Commitment by an aggregate amount not to exceed $25,000,000.

      Section 9. Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Administrative Agent, the Documentation Agent, and the Lenders signatories hereto does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

      Section 10. Ratification and Affirmation of Subsidiary Guaranty. Each of the Subsidiary Guarantors hereby expressly (i) acknowledges the terms of this First Amendment, (ii) acknowledges, renews and extends its continued liability under the Guaranty Agreement dated as of January 31, 1997, in favor of the Agents, the Issuing Banks (as defined in the Original Credit Agreement), the Lenders, TCB as administrative agent under the Original Credit Agreement, the Documentation Agent (as defined in the Original Credit Agreement) and the Original Lenders, as amended, supplemented or otherwise modified, and agrees that such Guaranty Agreement remains in full force and effect; and (iii) agrees with the Administrative Agent, the Documentation Agent, each Lender, the Issuing Banks (as defined in the Original Credit Agreement) TCB as administrative agent under the Original Credit Agreement, the Documentation Agent (as defined in the Original Credit Agreement and each Original Lender to promptly pay when due all amounts owing or to be owing by it under such Guaranty Agreement pursuant to the terms and conditions thereof. Additionally, Sterling Fibers hereby expressly
(i) acknowledges the terms of this First Amendment, (ii) acknowledges, renews and extends its continued liability under the Limited Guaranty Agreement (Santa
Rosa) dated as of January 31, 1997, in favor of the Agents, the Issuing Banks (as defined in the Original Credit Agreement), the Lenders, TCB as administrative agent under the Original Credit Agreement, the Documentation Agent (as defined in the Original Credit Agreement) and the Original Lenders, as amended, supplemented or otherwise modified, and agrees that such Limited Guaranty

Agreement remains in full force and effect; and (iii) agrees with the Administrative Agent, the Documentation Agent, each Issuing Bank, each Lender, TCB as administrative agent under the Original Credit Agreement, the Documentation Agent (as defined in the Original Credit Agreement and each Original Lender to promptly pay when due all amounts owing or to be owing by it under such Limited Guaranty Agreement pursuant to the terms and conditions thereof.

     Section 11. Payment of Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent and the Documentation Agent harmless from and against liability for the payment of all reasonable out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Financing Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

     Section 12. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE CREDIT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISIONS THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES) AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

     Section 13. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 14. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

     Section 15. Counterparts. This First Amendment may be executed in any number of counterparts (including by telecopy) and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

     Section 16. Amendment to Intercreditor Agreement. The Administrative Agent is hereby authorized and directed to execute and deliver on behalf of the Lenders an amendment to the Intercreditor Agreement of even date herewith in the form of Exhibit A to this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


COMPANY:                      STERLING CHEMICALS, INC.




                              By:__________________________________________
                                 Jim P. Wise
                                 Vice President and Chief Financial Officer



ADMINISTRATIVE AGENT          TEXAS COMMERCE BANK
DOCUMENTATION AGENT           NATIONAL ASSOCIATION,
AND THE LENDERS:              Individually and as Administrative Agent



                              By:__________________________________________
                                 Name:
                                 Title:


                              CREDIT SUISSE FIRST BOSTON,
                              Individually and as Documentation Agent



                              By:__________________________________________
                                 Name:
                                 Title:


                              By:__________________________________________
                                 Name:
                                 Title:



                              [Signature Page-1]

                              ABN AMRO BANK N.V.
                              Houston Agency

                              By:   ABN AMRO NORTH AMERICA, INC.
                                    as Agent


                                    By: ___________________________________
                                         Name:
                                         Title:


                                    By: ___________________________________
                                         Name:
                                         Title:


                              THE BANK OF NOVA SCOTIA


                              By: _________________________________________
                                  Name:
                                  Title:


                              BANK OF SCOTLAND


                              By: _________________________________________
                                  Name:
                                  Title:


                              [Signature Page-2]

                              BHF-BANK AKTIENGESELLSCHAFT


                              By: _________________________________________
                                  Name:
                                  Title:


                              By: _________________________________________
                                  Name:
                                  Title:


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: _________________________________________
                                  Name:
                                  Title:


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By: _________________________________________
                                  Name:
                                  Title:


                              HIBERNIA NATIONAL BANK


                              By: _________________________________________
                                  Name:
                                  Title:



                              [Signature Page-3]

                              NATIONAL BANK OF CANADA


                              By: _________________________________________
                                  Name:
                                  Title:


                              By: _________________________________________
                                  Name:
                                  Title:


                              OCTAGON CREDIT INVESTORS LOAN PORTFOLIO (a unit of The Chase Manhattan Bank),


                              By: _________________________________________
                                  Name:
                                  Title:


                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                              By: _________________________________________
                                  Name:
                                  Title:


                              ML CBO IV (CAYMAN) LTD.

                                     By: PROTECTIVE ASSET MANAGEMENT L.L.C.
                                         AS COLLATERAL MANAGER


                                     By: __________________________________
                                         Name:
                                         Title:



                              [Signature Page-4]

                              VAN KAMPEN AMERICAN CAPITAL PRIME
                              RATE INCOME TRUST


                              By: _________________________________________
                                  Name:
                                  Title:


                              PARIBAS CAPITAL FUNDING LLC


                              By: _________________________________________
                                  Name:
                                  Title:


                              CAPTIVA II FINANCE LTD.


                              By: _________________________________________
                                  Name:
                                  Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.


                              By: _________________________________________
                                  Name:
                                  Title:


                              MERRILL LYNCH PRIME RATE PORTFOLIO

                                    By:  Merrill Lynch Asset Management, L.P.
                                         as Investment Advisor


                                    By: ___________________________________
                                        Name:
                                        Title:




                              [Signature Page-5]

                              SENIOR DEBT PORTFOLIO

                                    By:  Boston Management and Research,
                                         as Investment Advisor


                                    By: ___________________________________
                                        Name:
                                        Title:


                              SKANDINAVIKA ENSKILDA BANKEN
                              CORPORATION



                              By: _________________________________________
                                  Name:
                                  Title:


                              THE CHASE MANHATTAN BANK



                              By: _________________________________________
                                  Name:
                                  Title:



                              [Signature Page-6]

SUBSIDIARY GUARANTORS:        STERLING CHEMICALS INTERNATIONAL, INC.
                              STERLING CHEMICALS ENERGY, INC.


                              By: _________________________________________
                                  Jim P. Wise
                                  Vice President



                              STERLING CANADA, INC.
                              STERLING PULP CHEMICALS US, INC.
                              STERLING PULP CHEMICALS, INC.
                              STERLING FIBERS, INC.


                              By: _________________________________________
                                  Jim P. Wise
                                  Vice President - Finance



                              [Signature Page-7]

                                   EXHIBIT A
                                       TO
                      FIRST AMENDMENT TO CREDIT AGREEMENT

                                   [FORM OF]
                  [FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]


     THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT ("First Amendment") dated as of March 31, 1997 (the "First Amendment Effective Date") is made and entered into by and among (i) the banks and other financial institutions (the "Original Lenders") which are or may from time to time become parties to the Original Credit Agreement (as hereinafter defined) , TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as their Administrative Agent (the "Original Administrative Agent"); (ii) the banks and other financial institutions (the "AFB Lenders") which are or may from time to time become parties to the AFB Acquisition Credit Agreement (as hereinafter defined), by TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as their administrative agent (the "AFB Administrative Agent") to the AFB Acquisition Credit Agreement (as hereinafter defined) and STERLING CHEMICALS, INC., a Delaware corporation (the "Company").


                             INTRODUCTORY STATEMENT
                             ----------------------

     The Company has entered into a credit agreement dated as of June 21, 1996, among the Company, Texas Commerce Bank National Association, individually, as an Issuing Bank and as Administrative Agent, Credit Suisse First Boston (formerly known as Credit Suisse), individually, as an Issuing Bank and as Documentation Agent, and the financial institutions parties thereto, as amended by the First Amendment to Credit Agreement dated as of January 31, 1997 (as amended from time to time, the "Original Credit Agreement").

     The parties to the Original Credit Agreement and the parties to that certain Credit Agreement dated as of January 31, 1997, by and among the Company, Texas Commerce Bank National Association, individually, and as Administrative Agent, Credit Suisse First Boston, individually, and as Documentation Agent, and the financial institutions parties thereto (as amended, the "AFB Acquisition Credit Agreement") have entered into an Intercreditor Agreement dated as of January 31, 1997 (the "Intercreditor Agreement") pursuant to which the parties thereto agreed to share the proceeds of prepayments of term loans made by the Company in accordance with the terms thereof.

     The Company intends to issue at least $150,000,000 of additional senior subordinated notes and will use the proceeds of such senior subordinated notes to voluntarily prepay the Combined Term Loans (as defined in the Intercreditor Agreement) pursuant to Section 2.10(c) of the Original Credit Agreement, Section 2.10(b) of the AFB Acquisition Credit Agreement and Section 3.02(b) of the Intercreditor Agreement.

     The Company has requested that certain covenants in the AFB Acquisition Credit Agreement be modified and amended and the Original Administrative Agent and the Administrative Agents, acting on behalf of the Combined Lenders (as defined in the Intercreditor Agreement) have determined that corresponding changes and modifications need to be made in the Intercreditor Agreement.

     The Company, the AFB Administrative Agent, the Original Administrative Agent and the Combined Lenders have agreed, on the terms and conditions herein set forth, that the Intercreditor Agreement be amended.

                                   AGREEMENT

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning assigned such terms in the Intercreditor Agreement.

     Section 2. Amendments to the Intercreditor Agreement. On and after satisfaction of the conditions set forth in Section 3 below, the Intercreditor Agreement shall be amended as follows:

     (a) The following new definitions are hereby added to Section 1.01 of the Intercreditor Agreement:

               "First Amendment to AFB Acquisition Credit Agreement" shall mean the First Amendment to Credit Agreement dated as of March 31, 1997, among the AFB Administrative Agent, the Documentation Agent under the AFB Acquisition Credit Agreement, the AFB Lenders signatories thereto and the Company.

               "First Amendment to Intercreditor Agreement" shall mean the First Amendment to Intercreditor Agreement dated as of March 31, 1997, among the AFB Administrative Agent, the Original Administrative Agent, the Combined Lenders, and the Company.

               "First Amendment Effective Date" shall mean March 31, 1997.

               "Second Amendment to Original Credit Agreement" shall mean the Second Amendment to Credit Agreement dated as of March 31, 1997, among the Original Adminstrative Agent, the Original Lenders signatories thereto, the Documentation Agent under the Original Credit Agreement and the Company.

     (b) The following definitions set forth in Section 1.01 of the Intercreditor Agreement are hereby amended in their entirety to read as follows:

               "AFB Acquisition Credit Agreement" shall mean the credit agreement dated as of even date herewith by and among the Company, the AFB Lenders, the AFB Administrative Agent, and Credit Suisse First Boston, as documentation agent, as amended by the First Amendment to AFB Acquisition Credit Agreement and as amended, supplemented or modified from time to time.

               "Intercreditor Agreement" shall mean this Intercreditor Agreement, as amended by the First Amendment to Intercreditor Agreement and as further amended, modified or supplemented.

               "Original Credit Agreement" shall mean the credit agreement dated as of June 21, 1996, by and among the Company, the Lenders, the Original Administrative Agent and Credit Suisse First Boston (formerly known as Credit Suisse), as documentation agent, as amended by the First Amendment to Original Credit Agreement, the Second Amendment to Original Credit Agreement, and as further amended, supplemented or modified from time to time.

     (c) Section 3.02(b) of the Intercreditor Agreement is hereby amended by inserting the following proviso in the fifth sentence of such Section immediately after the words "respective installments of principal thereof" as they appear in clause (i)(A)(y) of such sentence in such Section:

     "; provided, however, that with respect to the proceeds of the Additional Senior Subordinated Notes received by the Administrative Agents as a prepayment by the Company pursuant to Section 2.10(b) of the AFB Acquisition Credit Agreement, Section 2.10(c) of the Original Credit Agreement and this Section 3.02.(b), 50% of such proceeds shall be applied pro rata to scheduled amortization payments of the Original Tranche A Term Loans, the Original Tranche B Term Loans and the AFB Loans in the order of maturity thereof and the balance of such proceeds shall be applied pro rata to the respective remaining installments of principal thereof."

      Section 3. Effectiveness of Amendments Contained in Section 2 of this First Amendment. If, but only if, the Administrative Agents has received as a prepayment from the Company pursuant to the provisions of Section 2.10(b) of the AFB Acquisition Credit Agreement, Section 2.10(c) of the Original Credit Agreement and Section 3.02(b) of the Intercreditor Agreement the proceeds of the Additional Senior Subordinated Notes in an aggregate principal amount equal to at least $150,000,000, then shall all the amendments contained in Section 2 hereof become effective. If the Administrative Agents do not receive such prepayment from the Company then the amendments contained in Section 2 of this First Amendment shall be of no force and effect whatsoever.

     Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Intercreditor Agreement or any of the other Financing Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Combined Lenders may now have or may have in the future under or in connection with the Intercreditor Agreement, the Financing Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Intercreditor Agreement or any other documents or instruments executed in connection therewith are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

       Section 5. Conditions Precedent and Effectiveness. This First Amendment shall not be effective until: (a) the First Amendment to AFB Acquisition Credit Agreement has been executed and delivered by the Required Lenders thereof; (b) the Second Amendment to Original Credit Agreement has been executed and delivered by the Required Lenders thereof; (c) this First Amendment has been executed and delivered by Texas Commerce Bank National Association, acting in its capacity as the Original Administrative Agent (and in such capacity as Administrative Agent for the Combined Lenders) and on behalf of the Original Lenders and as the AFB Administrative Agent and on behalf of the AFB Lenders; and (d) this First Amendment has been joined and delivered by the Company.

      Section 6. No Default. No Default or Event of Default under either of the Original Credit Agreement or the AFB Acquisition Credit Agreement shall have occurred and be continuing as of the First Amendment Effective Date.

      Section 7. Adoption, Ratification and Confirmation of Intercreditor Agreement. Each of the Company, the Administrative Agents, the Documentation Agents, and the Combined Lenders does hereby adopt, ratify and confirm the Intercreditor Agreement, as amended hereby, and acknowledges and agrees that the Intercreditor Agreement, as amended hereby, is and remains in full force and effect.

     Section 8. Payment of Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agents and the Documentation Agents harmless from and against liability for the payment of all reasonable out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agents, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Intercreditor Agreement and the other Financing Documents. The provisions of this Section shall survive the termination of the Intercreditor Agreement and the repayment of the Combined Loans.

     Section 9. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE INTERCREDITOR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISIONS THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES) AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

     Section 10. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 11. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

     Section 12. Counterparts. This First Amendment may be executed in any number of counterparts (including by telecopy) and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Administrative
                                    Agent under the Original Credit
                                    Agreement (and in such capacity, as
                                    Administrative Agent For Combined Lenders) and on behalf of the Original Lenders and as Administrative Agent under the AFB Acquisition Credit Agreement and on behalf of the AFB Lenders



                                    By:_________________________________
                                          Name:
                                          Title:

JOINDER:

STERLING CHEMICALS, INC.
(as Company under the Original
Credit Agreement and under the
AFB Acquisition Credit Agreement)



By:______________________________
      Name:  Jim P. Wise
      Title:  Vice President and Chief Financial Officer


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